Exhibit 99.B(d)(xi)(B)

AMENDED AND RESTATED SCHEDULE A

DATED SEPTEMBER 26, 2013

TO THE

INVESTMENT ADVISORY AGREEMENT DATED AUGUST 9, 2010

BETWEEN

FUNDVANTAGE TRUST AND DUPONT CAPITAL MANAGEMENT CORPORATION

Series of FundVantage Trust	Effective Date

DuPont Capital Emerging Markets Fund	August 9, 2010

DuPont Capital Emerging Markets Debt Fund	September 26, 2013

FUNDVANTAGE TRUST

By:	/s/ Joel Weiss
Name:	Joel Weiss
Title:	President

DUPONT CAPITAL MANAGEMENT CORPORATION

By:	/s/ Robin P. Sachs
Name:	Robin P. Sachs
Title:	Chief Operating Officer

AMENDED AND RESTATED SCHEDULE B

DATED SEPTEMBER 26, 2013

TO THE

INVESTMENT ADVISORY AGREEMENT DATED AUGUST 9, 2010

BETWEEN

FUNDVANTAGE TRUST AND DUPONT CAPITAL MANAGEMENT CORPORATION

Investment Advisory Fee Schedule

Fund	Annual Fee as a Percentage of Fund’s Average Daily Net Assets	Effective Date
DuPont Capital Emerging Markets Fund	1.05% (105 basis points)	August 9, 2010

DuPont Capital Emerging Markets Debt Fund	0.60% (60 basis points)	September 26, 2013

FUNDVANTAGE TRUST

By:	/s/ Joel Weiss
Name:	Joel Weiss
Title:	President

DUPONT CAPITAL MANAGEMENT CORPORATION

By:	/s/ Robin P. Sachs
Name:	Robin P. Sachs
Title:	Chief Operating Officer